UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

TAKUNG ART CO., LTD

(Exact name of registrant as specified in its charter)

Delaware	001-38036	26-4731758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1105 Wing On Plaza, 62 Mody Road, Tsim Sha Tsui, Kowloon, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 3158 0977

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TKAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2021, the term of the employment of Ms. Jing Wang, Chief Financial Officer of Takung Art Co., Ltd., a Delaware corporation (the “Company”), expired pursuant to Section 1 of the employment agreement, dated May 26, 2020, by and between the Company and Ms. Wang. As a result, the board of directors of the Company appointed Ms. Tracy Chui-Kam Ng as the Company’s new Chief Financial Officer, effective June 1, 2021.

In connection with appointment, the Company and Ms. Ng entered into an employment agreement, dated June 1, 2021 (the “Employment Agreement”), pursuant to which Ms. Ng will receive a monthly salary of HKD 80,000 (approximately $10,310) for her services as Chief Financial Officer. Her term of employment, which begins June 1, 2021, is for one year, with the first three months being her probationary period. Her employment may be terminated at any time during her probationary period and thereafter upon one month’s written notice. Ms. Ng may terminate her employment at any time for any reason or no reason upon three month’s advance written notice.

Ms. Ng, age 41, has years of experience in the accounting area. Since September 2014, Ms. Ng has been working at Hong Kong Takung Art Company Limited and was promoted to be Accounting Manager in April 2016. In that position, Ms. Ng was responsible for, among other things, implementing new accounts system, evaluating information for the preparation of financial statements and standardizing accounting policies. From July 2013 to September 2014, Ms. Ng served as an accountant at AirTek International Corporation Limited. From October 2007 to March 2013, Ms. Ng worked as a senior accountant at Wang & Chou Accountancy Corp. in California. Ms. Ng has been a certified public accountant in California since June 2011 and in Hong Kong since January 2017. She received her Bachelor’s degree in Business Administration with an emphasis in accounting preferred from California State University of East Bay in 2007 and her Degree of Associate (Business/Business Administration) from College of Laney in 2004.

There is no family relationship between Ms. Ng and any of our other officers and directors. Except for the employment agreement described below, Ms. Ng has not had any transaction with us since the beginning of our last fiscal year.

The foregoing description of the principal terms of the Employment Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Employment Agreement attached hereto as Exhibits 10.1, which is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated June 1, 2021, by and between Takung Art Co., Ltd. and Tracy Chui-Kam Ng

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Takung Art Co., Ltd

Date: June 2, 2021

/s/ Xiaoyu Zhang
Name: Xiaoyu Zhang
Title: Chairman of Board of Director